EXHIBIT 10.37

THE BANK OF NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON


                                         530 FIFTH AVENUE, NEW YORK, N.Y. 10036


February 23, 1996


Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, PA 19007

Attn: Wesley R. Card
      Chief Financial Officer


Dear Mr. Card:

I am pleased to advise you that The Bark of New York (the "Bank") has increased the line of credit that we hold available for you and your subsidiaries from $25,000,000 to $40,000,000. This line is fully available for import letters of credit and loans.

As you know, lines of credit are cancellable by either party at any time and the making of advances and issuing letters of credit are subject to the discretion of the Bank. Without limiting the foregoing, the extension of such credit facilities is subject to the Bank's satisfaction with the business, operations, prospects and financial condition of the applicants at the time of each drawdown or request for issuance of a letter of credit.

I look forward to further expanding our relationship with Jones Apparel Group, Inc.


Sincerely,

/s/ Russel A. Burr

Russel A. Burr
Senior Vice President



cc: Herbert J. Goodfriend
    Vice Chairman and Secretary

    Gary Klocek
    Controller